                                                                      EXHIBIT 25

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          ---------------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                           ------------------------

                                CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                     13-5266470
                                                     (I.R.S. employer
                                                     identification no.)

399 Park Avenue, New York, New York                  10043
(Address of principal executive office)              (Zip Code)

                            -----------------------

                                 Ashland Inc.
              (Exact name of obligor as specified in its charter)

Kentucky                                             61-0122250
(State or other jurisdiction of                      (I.R.S. employer
incorporation or organization)                       identification no.)


50 E. RiverCenter Boulevard
Covington, KY                                        41012
(Address of principal executive offices)             (Zip Code)

                           -------------------------

                                Debt Securities
                      (Title of the indenture securities)

Item 1.  General Information.

             Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

             Name                                        Address
             ----                                        -------
             Comptroller of the Currency                 Washington, D.C.

             Federal Reserve Bank of New York            New York, NY
             33 Liberty Street
             New York, NY

             Federal Deposit Insurance Corporation       Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

             Yes.

Item 2.  Affiliations with Obligor.

             If the obligor is an affiliate of the trustee, describe each such affiliation.

                None.

Item 16. List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.


          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust

          Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1999 - attached)

          Exhibit 8 - Not applicable.

          Exhibit 9 - Not applicable.

                              ------------------


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 3rd day of May, 2000.



                                CITIBANK, N.A.

                                By     /s/Nancy Forte
                                -----------------------
                                Nancy Forte
                                Senior Trust Officer

Charter No. 1461

Comptroller of the Currency
Northeastern District


     REPORT OF CONDITION CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF Citibank, N.A. of New York in the State of New York, at the close of business on December 31, 1999, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461, Comptroller of the Currency, Northeastern District.

                                     ASSETS
                              Thousands of dollars
TOTAL LIABILITIES .................................................................................................   $ 306,337,000

EQUITY CAPITAL

Perpetual preferred stock and related surplus .....................................................................               0
Common stock ......................................................................................................         751,000
Surplus ...........................................................................................................       9,836,000
Undivided profits and capital reserves ............................................................................      11,565,000
Net unrealized holding gains (losses) on available-for-sale securities ............................................         116,000
Accumulated net gains (losses) on cash flow hedges ................................................................               0
Cumulative foreign currency translation adjustments ...............................................................        (706,000)


TOTAL EQUITY CAPITAL ..............................................................................................   $  21,562,000

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK, AND EQUITY CAPITAL ...............................................   $ 327,899,000

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin ................................................................      10,648,000

Interest-bearing balances .........................................................................................      12,916,000

Held-to-maturity securities .......................................................................................               0
Available-for-sale securities .....................................................................................      40,494,000
Federal funds sold and securities purchased under agreements to resell ............................................       7,255,000
Loans and lease financing receivables:
Loans and Leases, net of unearned income ..........................................................................    $209,214,000

                                                                               2

LESS:
Allowance for loan and lease losses ...............................................................................       4,647,000
Loans and leases, net of unearned income, allowance, and reserve ..................................................     204,567,000
Trading assets ....................................................................................................      28,321,000
Premises and fixed assets (including capitalized leases) ..........................................................       3,808,000
Other real estate owned ...........................................................................................         365,000
Investments in unconsolidated subsidiaries and associated companies ...............................................       1,212,000
Customers' liability to this bank on acceptances outstanding ......................................................       1,134,000
Intangible assets .................................................................................................       4,244,000
Other assets ......................................................................................................      12,890,000

TOTAL ASSETS ......................................................................................................   $ 327,899,000

                                                            LIABILITIES
Deposits:

In domestic offices ...............................................................................................   $  46,525,000
Noninterest-bearing ...............................................................................................      15,373,000
Interest-bearing ..................................................................................................      31,152,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs .....................................................     188,307,000
Noninterest-bearing ...............................................................................................      12,313,000
Interest-bearing ..................................................................................................     175,994,000
Federal funds purchased and securities sold under agreements to repurchase ........................................       8,039,000
Demand notes issued to the U.S. Treasury ..........................................................................               0
Trading liabilities ...............................................................................................         196,000
Other borrowed money (includes mortgage indebtedness
and obligations under capitalized leases):
With a remaining maturity of one year or less .....................................................................      11,978,000
With a remaining maturity of more than one year through three years ...............................................       1,170,000
With a remaining maturity of more than three years ................................................................       2,827,000
Bank's liability on acceptances executed and outstanding ..........................................................       1,222,000
Subordinated notes and debentures .................................................................................       6,850,000
Other liabilities .................................................................................................      13,223,000

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                                                               3
                                                  ROGER W. TRUPIN
                                                  CONTROLLER

   We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                  JOHN S. REED
                                                  WILLIAM R. RHODES
                                                  PAUL J. COLLINS
                                                     DIRECTORS